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                                                                Exhibit 10.24




                             TAMARIX CAPITAL CORPORATION
                                  444 Madison Avenue
                                      38th Floor
                               New York, New York 10022
                                 Tel: (212) 644-4441
                                 Fax: (212) 644-5757


                                    March 7, 1997


Trident Rowan Group
2 Worlds Fair Drive
Somerset, NJ 08873

Attention: Mr. Howard Chase

Dear Sirs:

    This letter shall constitute our understanding and agreement with respect to the retention of Tamarix Capital Corporation ("Tamarix") as financial advisor to Trident Rowan Group ("TRG"). The term Client shall include TRG and its subsidiaries.

     1. Client hereby retains Tamarix to assist it in various financial matters including restructuring Client's existing activities, seeking new business ventures, raising capital, etc. This retention is subject to and shall commence on the first day of the month next following the date of the closing of the purchase of 1,000,000 TRG shares by an affiliate of Tamarix from Finprogetti S.p.A. planned for this month of April, 1997, (the "Commencement Date") and shall continue for a period of three years thereafter, after which it can be renewed for successive one-year periods with the approval of both Tamarix and TRG. If TRG shall require Tamarix, such retention shall end on the date of the acquisition.

    2. In consideration of the advisory services to be rendered by Tamarix, Client agrees to (a) pay Tamarix $200,000 per year, payable in increments of $50,000 at the beginning of each quarter, the first payment being on the Commencement Date; and (b) reimburse Tamarix for all out-of-pocket expenses incurred in rendering services hereunder, upon the presentation by Tamarix of an itemized statement of such expenses.

    3. For the purpose of disclosure prior to any transaction being consummated by Tamarix or any of its affiliates and TRG, TRG hereby acknowledges that prior to the date hereof TRG and Tamarix have held discussions regarding (a) the potential acquisition of Tamarix by TRG and (b) the acquisition by TRG of an international real estate holding company currently being organized by Tamarix.

    4. This agreement, shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York applicable to instruments made and to be performed entirely within such State.


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TAMARIX CAPITAL CORPORATION

    5. This agreement may be modified only in writing signed by both parties to be charged hereunder.

    6. Each party shall pay its own expenses in connection with the negotiation and execution of this agreement. Tamarix and Client shall at all times keep the terms of the Engagement Agreement confidential.

                                  *         *         *

    If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

    We appreciate this opportunity to be of service and are looking forward to working with you on this matter.

                                            Very truly yours,

                                            TAMARIX CAPITAL CORPORATION


                                           /s/ Mark S. Hauser
                                            ___________________________
                                            Mark S. Hauser


Agreed and Accepted
as of the Effective Date

TRIDENT ROWAN GROUP

    /s/ Howard E. Chase
By:_____________________
      Howard E. Chase


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TAMARIX CAPITAL CORPORATION


                                                                       EXHIBIT A


                            STANDARD TERMS AND CONDITIONS


    1. Client shall promptly provide Tamarix Capital Corporation with all relevant information about Client and the transaction (to the extent available to Client in the case of parties other than the Client) that shall be reasonably requested or required by Tamarix Capital Corporation which information shall be accurate in all material respects at the time furnished. Upon the termination of this agreement, or at any time that Client may request all memoranda, notes, records , reports and other documents and records relating to Client's business, which Tamarix may then possess or have under its control, shall be promptly returned to Client.

    2. Tamarix capital Corporation shall keep all information obtained from Client strictly confidential except: (a) for information which is otherwise publicly available or previously known to Tamarix Capital Corporation, or was obtained by Tamarix Capital Corporation independently of Client and without breach of Tamarix Capital Corporation's agreement with Client; (b) Tamarix Capital Corporation may disclose such information to its employees and attorneys, and to financial institutions and others designated in writing by Client; and (c) pursuant to any order of a court of competent jurisdiction or other government body.

    3. Client recognizes that in order for Tamarix Capital Corporation to perform properly its obligations in a professional manner, it is necessary that Tamarix Capital Corporation be informed of and, to the extent practicable, participate in all meetings and discussions between Client and any Investor third party relating to the matters covered by the terms of Tamarix Capital Corporation's engagement.

    4. Client agrees that any report or opinion, oral or written, delivered to it by Tamarix Capital Corporation is prepared solely for is confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person other than Client's attorneys, accountants and/or financial institutions, without Tamarix Capital Corporation's prior written consent, except as may be required by applicable law or regulation.

    5. Any success fee payable by Client to Tamarix Capital Corporation shall be paid upon the closing of the particular transaction contemplated by this Engagement Agreement.


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TAMARIX CAPITAL CORPORATION


Exhibit A
Page 2


    6. No fee payable to Tamarix Capital Corporation pursuant to any other agreement with Client or payable by Client to any other financial advisor or lender shall reduce or otherwise affect any fee payable by Client to Tamarix Capital Corporation accept as described in Paragraph 3. of this agreement.

    7. Client and Tamarix both represents and warrants that: (a) each has full right, power, and authority to enter into this agreement and to perform all of its obligations hereunder; (b) this Engagement Agreement has been duly authorized and executed and constitutes a valid and binding agreement of Client and Tamarix enforceable in accordance with its terms; and (c) the execution and delivery of this Engagement Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) Client's or Tamarix's certificate of incorporation or by-laws or (ii) any agreement to which Client or Tamarix is a party or by which any of its property or assets is bound.

    8. Nothing contained in this Engagement Agreement shall be construed to place Tamarix Capital and client in the relationship of partners of joint venturers. Neither Tamarix Capital Corporation nor Client shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. Tamarix Capital Corporation in performing its services hereunder, shall at all times be an independent contractor.

    9. This Engagement Agreement has been and is made solely for the benefit of Tamarix Capital Corporation and Client and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit B and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Engagement Agreement shall confer any rights upon, nor shall this agreement be construed to create any rights in, any person who is not a party to such agreement other than as set forth in this paragraph.


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TAMARIX CAPITAL CORPORATION


                                                      EXHIBIT B


                                   INDEMNIFICATION


    Client agrees that it shall indemnify and hold harmless, Tamarix Capital Corporation, its stockholders, directors, officers, employees, agent, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages or liabilities, joint and several, and all actions in respect thereof (including but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any claim, action or proceeding, whether or not resulting in any liability), sustained or incurred by an Indemnified Party in connection with the preparation for or defense of any claim, action or proceeding, whether or not resulting in any liability) sustained or incurred by an Indemnified Party: (a) arising out of, or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information furnished to Tamarix Capital Corporation by or on behalf of Client or the omission (or alleged omission) therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) with respect to, caused by, or otherwise arising out of any transaction contemplated by this Engagement Agreement or Tamarix Capital Corporation's performing the services contemplated hereunder; provided, however, Client will not be liable under clause (b) hereof to the extent that any Loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted from Tamarix Capital Corporation's gross negligence or bad faith in performing such services.

    If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unenforceable by an Indemnified Party hereunder in respect to any losses, claims, damages or liabilities referred to therein, then Client, in lieu of indemnifying such Indemnified Party, Indemnified Party shall contribute any amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received and the relative fault of each such party; provided, however, in no event shall Tamarix Capital Corporation and/or any Indemnified Party be required to contribute an amount in excess of net compensation received by Tamarix Capital Corporation and/or such Indemnified Party pursuant to this Engagement Agreement.

    The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have hereunder or otherwise.


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TAMARIX CAPITAL CORPORATION


    Each of the parties hereto agrees to notify the other promptly of the assertion against it or to its knowledge any other person or any claim or the commencement of any action or proceeding relating to any activity contemplated by this Engagement Agreement; provided, however, the failure to so notify the other party shall not alter any parties' rights or obligations under this Engagement Agreement.


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TAMARIX CAPITAL CORPORATION


                                                 EXHIBIT C


                                     JURISDICTION

    Client hereby irrevocably: (a) submits to the jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for the purposes of any suit, action or other proceeding arising our of the agreement between Client and Tamarix Capital Corporation which is brought by or against the Client by Tamarix Capital Corporation; (b) agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court; and (c) to the extent that Client has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, waives, to the fullest extent permitted by law, such immunity.

    Client hereby waives, and Client agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that: (a) Client is not personally subject to the jurisdiction of any such court; (b) Client is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) with respect to it or its property; (c) any such suit, action or proceeding is brought in an inconvenient forum; (d) the venue of any such suit, action or proceeding is improper; or (e) this agreement may not be enforced in or by any such suit.

    Any process against Client in, or in connection with, any suit, action or proceeding filed in the United States District Court for the Southern District of New York or any other court of the State of New York, arising out of or relating to this Engagement Agreement or any transaction or agreement contemplated hereby may be served on Client personally, or by air mail (with the same effect as though served upon Client personally) addressed to Client, at the address set forth in the agreement between Client and Tamarix Capital Corporation. Any process served on Client by mailing shall be deemed to have been served on the tenth business day after deposit of such process in the United States mail.

    Nothing in these provisions shall effect any party's right to serve process in any manner permitted by law or limit its rights to bring a proceeding in the competent courts of any jurisdiction or jurisdictions or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.